Exhibit 10.2

AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This Amendment to Agreement of Sale and Purchase (the “Amendment”) is made this 28th day of February, 2014 by and between Octopods, LLC (the “Seller”) and Physicians Realty L.P. (the “Buyer”).

RECITALS:

A.                                    Seller and Buyer (the “Parties”) entered into an Agreement of Sale and Purchase dated January 29, 2014 (the “Agreement”) for those certain premises more particularly described in Exhibit “A” of the Agreement; and

B.                                    Subsequent to the execution of the Agreement, Buyer was made aware of the fact that the Loan defined in Section 2(b) of the Agreement was made in connection with an issuance of Adjustable Rate Taxable Securities 2008A, the proceeds of which were the source of the proceeds for the Loan.

C.                                    In connection with the Loan and such issuance several documents were executed, including: (a) that certain Trust Indenture dated February 1, 2008 (“Indenture”), between TKFB, LLC (“Issuer”) and The Bank of New York Trust Company, N.A.; (b) that certain Loan Agreement dated February 1, 2008 (“Loan Agreement”) between Issuer and Seller; (c) that certain Reimbursement and Pledge Agreement dated February 1, 2008 (the “RPA”) between Seller and Lender; (d) that certain Mortgage, Security Agreement and Fixture Filing dated February 1, 2008 (“Mortgage”) executed by Seller, (e) that certain Promissory Note dated February 1, 2008 in the amount of $8,564,400 (the “Promissory Note”) executed by Seller, (f) that certain Letter of Credit dated as of February 22, 2008 (the “Letter of Credit”), executed by Lender with a Stated Amount of $8,669,989, (g) that certain ISDA Master Agreement dated January 9, 2008 (the “Swap Agreement”)  (the Indenture, the Loan Agreement, the RPA, the Mortgage, the Promissory Note, and the Letter of Credit, and the Swap Agreement are collectively referred to herein as the “Loan Documents”).

D.                                    Parties desire to amend, modify or change certain portions of the Agreement.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed as follows:

1.                                      All of the Recitals set forth above are true, accurate, and complete and are incorporated into this Section 1 by this reference.

2.                                      The first sentence of Section 6 of the Agreement is hereby deleted and replaced with the following:

“For purposes of this Agreement “Due Diligence Period” shall mean the one hundred (100) day period from and after the Effective Date.”

3.                                      Notwithstanding anything to the contrary in the Agreement or this Amendment, the Parties hereby agree that real estate taxes for the Real Property shall not be prorated.

4.                                      In addition to any other conditions set forth in the Agreement on Buyer’s obligation to purchase the Property, Buyer’s obligation to purchase the Property is conditioned upon: (a) within the Due Diligence Period, Seller obtaining all consents required under the Loan Documents for Buyer to assume the Loan and the obligations of Borrower under the Loan Documents, including, without limitation, the consent of the Noteholders (as defined in the Indenture); and (b) within the Due Diligence Period, Buyer’s review and approval of the Loan Documents.

5.                                      Except to the extent modified by this Amendment, all terms and conditions of the Agreement are reaffirmed and, if necessary, reinstated in full force and effect.  In the event that any of the terms and conditions of this Amendment conflict with any of the terms and conditions of the remaining portions of the Agreement, then the terms and conditions of this Amendment shall supersede and control.

6.                                      This Amendment may be executed in one or more counterparts, all of which counterparts taken together shall constitute one and same agreement.  This Amendment may be executed and/or delivered by facsimile or electronic mail.  Signatures and/or copies of this Amendment executed and/or delivered by facsimile or electronic mail shall be deemed to be originals.

(Signatures on Next Page)

IN WITNESS WHEREOF, each of the Parties has set their hands hereto as of the date written below.

SELLER:

OCTOPODS, LLC

By:	/s/ J. Michael Kelbel
Name:	J. Michael Kelbel
Its:	President

BUYER:

PHYSICIANS REALTY L.P.

By:	Physicians Realty Trust, its General Partner

By:	/s/ John T. Thomas
John T. Thomas, President and Chief
Executive Officer